EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 31, 2010, by and between GHN Agrispan Holding Company, a Nevada corporation (the “Company”), having an address at 402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC, and the investors listed on the Schedule of Investors attached hereto as Appendix A (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, shares of the Company’s Series A 10% Convertible Preferred Stock, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2010 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2010, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2010 Actual EBIT” has the meaning set forth in Section 4.12(b).

“2010 Guaranteed EBIT” has the meaning set forth in Section 4.12(b).

“2011 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2011 Actual EBIT” has the meaning set forth in Section 4.12(c).

“2011 Guaranteed EBIT” has the meaning set forth in Section 4.12(c).

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or State of Nevada are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Certificate of Designation” shall mean the Certificate of Designations, Rights, Preferences, Privileges and Restrictions to be filed with the Secretary of State for the state of Nevada relating to the Series A Preferred Stock substantially in the form of Exhibit D attached hereto.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date.

“Closing Date” means August __, 2010, or such other date as the parties may agree.

“Closing Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, among the Company, the Placement Agent and the Closing Escrow Agent in the form of Exhibit C hereto.

“Closing Escrow Agent” shall mean Signature Bank.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Counsel” means Reed Smith LLP, 355 Grand Avenue, Suite 2900, Los Angeles, CA 90071.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Entities” means the Company, its Subsidiaries and any entities which hereafter become Subsidiaries of the Company.

“Company Party” has the meaning set forth in Section 4.7.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“EBIT” means, for a particular fiscal year, the consolidated earnings before interest and taxes, calculated in accordance with GAAP, as reported in the Company’s Annual Report on Form 10-K for such fiscal year, plus all costs and expenses associated with the transactions contemplated by this Agreement and the other Transaction Documents, including, all costs, expenses and non-cash charges associated with the conversion of the Shares, the exercise of the Warrants, any change in the fair value of the Warrants or the release of the Escrow Shares to the Investors and/or the Make Good Pledgor.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Shares” has the meaning set forth in Section 4.12(a).

“Evaluation Date” has the meaning set forth in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Guaranteed EBIT” has the meaning set forth in Section 4.12(b).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, which is also reflected on the Schedule of Investors attached hereto as Appendix A.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.6.

“Investor Warrants” shall mean the warrants substantially in the form of Exhibit A, attached hereto and made a part hereof, respecting the holders’ rights to purchase the same number of shares of Common Stock as is equal to the number of Shares issued at the Closing, in the aggregate, at a price per share of $0.75.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.6.

“Make Good Pledgor” means Ms. Chui Wai Chun.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Money Laundering Laws” has the meaning set forth in Section 3.1(cc).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(bb).

“Outside Date” means the fifteenth calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such fifteenth calendar day) following the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means National Securities Corporation.

“Placement Agent Agreement” means the Placement Agent Agreement, dated as of May 27, 2010, among the Placement Agent and the Company.

“Placement Agent Warrants” means the warrants to be issued and sold by the Company to the Placement Agent at the Closing pursuant to the Placement Agent Agreement.

“Placement Agent Shares” means any shares of Common Stock issuable upon the exercise of Placement Agent Warrants.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Preferred Stock” means the shares of Series A 10% Convertible Preferred Stock having the rights, preferences and privileges and subject to the limitations set forth in the Certificate of Designation.

“Registrable Securities” shall mean, collectively, the Conversion Shares and the Warrant Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in Section 4.1(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Escrow Agent” means Globex Transfer LLC.

“Securities Escrow Agreement” means the Securities Escrow Agreement, dated as of the date hereof, among the Company, the Securities Escrow Agent, the Make Good Pledgor and the Investors, in the form of Exhibit E hereto.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Preferred Stock being issued and sold to the Investors by the Company hereunder (not including the Warrant Shares).

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” of any Person means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Securities Escrow Agreement, the Investor Warrants and the Placement Agent Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Globex Transfer LLC, the current transfer agent of the Company with a mailing address of 780 Deltona Blvd., Suite 202, Deltona, FL 32725, and a facsimile number of (386) 267-3124, and any successor transfer agent of the Company.

“Warrant Shares” shall mean, collectively, the shares of Common Stock to be issued upon exercise of the Investor Warrants.

ARTICLE 2.

PURCHASE AND SALE

2.1           Purchase and Sale; Closing.

(a)           Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investors, and each Investor agrees to purchase from the Company, on the Closing Date, the number of Shares and Investor Warrants for the purchase price set forth next to such Investor’s name on Schedule A attached hereto (the “Original Purchase Price”).   At or prior to the Closing, each Investor shall wire the portion of the Original Purchase Price set forth opposite such Investor’s name on Schedule A to the Closing Escrow Agent, who shall release the Original Purchase Price to the Company upon receipt of instructions from the Placement Agent and the Company as provided in the Closing Escrow Agreement.  The Company shall cause the Shares and Investor Warrants to be issued to the Investors upon the release of the Original Purchase Price to the Company by the Closing Escrow Agent pursuant to the terms of the Closing Escrow Agreement.

(b)           Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the number of Shares and Investor Warrants set forth next to such Investor’s name on Schedule A attached hereto in exchange for such Investor’s portion of the Original Purchase Price.  The Closing shall take place at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York on the Closing Date or at such other location or time as the parties may agree.

2.2           Closing Deliveries.  (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

 (i)              a certificate evidencing a number of Shares set forth opposite such Investor’s name on Appendix A hereto under the heading “Preferred Shares,” registered in the name of such Investor; and

 (ii)            an Investor Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Appendix A hereto under the heading “Warrant Shares”; and

 (iii)           the Registration Rights Agreement duly executed by the Company.

(b)           By the Closing, each Investor shall deliver or cause to be delivered this agreement and the agreements specified in Section 5.2(d), each duly signed by the Investor (collectively, the “Investor Deliverables”).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as otherwise described in SEC Reports or as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of the Closing Date as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)           Subsidiaries.  The Company has no Subsidiaries other than those listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens and all the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase such securities.

(b)           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted except where failure to be so qualified, organized or have such power and authority would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct its businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by it in connection with such authorization.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of Incorporation, bylaws or other organization or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or material asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to result in a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including United States federal and state securities laws and regulations and PRC national and provincial securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.4, (v) filings, consents and approvals required by the rules and regulations of the applicable Trading Market, (vi) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, (vii) those that have been made or obtained prior to the date of this Agreement, and (viii) other post closing securities filings or notifications required to be made under federal or state securities laws.

(f)            Issuance of Shares.  The Shares, the Conversion Shares, the Warrant Shares and the Placement Agent Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents and under applicable federal and state securities laws.  As of the Closing, the Company has reserved from its duly authorized capital stock the shares of Preferred Stock and Common Stock issuable pursuant to the Transaction Documents in order to issue the Shares, the Conversion Shares, the Warrant Shares and the Placement Agent Shares.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g).  Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Shares and the Investor Warrants hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors and the Placement Agent) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)           SEC Reports.  Except as set forth on Schedule 3.1(h) to this Agreement, the Company has timely filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports), (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the schedules to this Agreement, the “Disclosure Materials”) or has timely filed for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            Financial Statements.  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the applicable published rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments..

(j)            Press Releases.  To the knowledge of the Company, the press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(k)           Material Changes.  Except as specified on Schedule 3.1(k) or in the Disclosure Materials, since June 30, 2010 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company or any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not in excess of $100,000 in the aggregate not required to be reflected in the Company’s or its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(l)            Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or the Warrants, or (ii) if there were an unfavorable decision, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any of its current or former directors or officers (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(m)          Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries.

(n)           Indebtedness; Compliance.  Except as disclosed on Schedule 3.1(n), neither the Company nor any of its Subsidiaries is a party to any indenture, debt, capital lease obligations, mortgage, loan or credit agreement by which it or any of its properties is bound.  Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such entity under), nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except where such default or violation could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, except where such order could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance in all material respects with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(o)           Regulatory Permits.  The Company and its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate United States or PRC federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permits.

(p)           Title to Assets.  There is no real property that is material to the respective businesses of the Company and its Subsidiaries, except as disclosed in the Disclosure Materials.  The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(q)           Patents and Trademarks.  Set forth on Schedule 3.1(q) is a list of patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Company and its Subsidiaries own or have the rights to use (collectively, the “Intellectual Property Rights”).  The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary and material to the business of the Company and its Subsidiaries in connection with its businesses as described in the Disclosure Materials. Neither the Company nor any of its Subsidiaries has received a written notice that the Intellectual Property Rights used by it violates or infringes upon the rights of any Person.  Except as otherwise disclosed in the Disclosure Materials, to the knowledge of the Company and its Subsidiaries , all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  To the knowledge of the Company and its Subsidiaries, no former or current employee, no former or current consultant, and no third-party joint developer of the Company or the Subsidiaries has any Intellectual Property Rights that are necessary and material to the business of the Company or its Subsidiaries made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, the Company or its Subsidiaries which has been asserted against the Company or its Subsidiaries. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to the Company or its Subsidiaries are set forth in the Disclosure Materials.

(r)            Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in the country in which the Company and the Subsidiaries operate.  The Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing respective insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses on terms consistent with market for the Company’s and the Subsidaries’ lines of business.

(s)           Transactions With Affiliates and Employees; Customers.  Except as set forth in the Disclosure Materials, none of the officers, directors or 5% or more shareholders of the Company, and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner.  The Company does not owe any money or other compensation to any of their respective officers or directors or shareholders, except to extent of contracts and ordinary course compensation arrangements specified in Schedule 3.1(s).  No material customer of the Company or the Subsidiaries has indicated its intention to diminish its relationship with the Company or the Subsidiaries, and the Company and the Subsidiaries have no knowledge from which they could reasonably conclude that any such customer relationship may be adversely affected.

(t)           Internal Accounting Controls.  Except as set forth in the Disclosure Materials, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Subsidiaries are establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company Entities is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(u)           Solvency.  Based on the financial condition of the Company, as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(v)           Certain Fees.  Except as described in Schedule 3.1(v), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(w)           Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and the Warrants by the Company to the Investors under the Transaction Documents.  As of the date hereof, the Company is eligible to register the Warrant Shares and the Conversion Shares for resale by the Investors under Form S-1 promulgated under the Securities Act.  Except as specified in Schedule 3.1(w) the Company has not granted or agreed to grant to any Person other than the Investors pursuant to the Registration Rights Agreement any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

(x)            Listing and Maintenance Requirements.  Except as specified in the SEC Reports, the Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Shares or the Investor Warrants under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares, the Conversion Shares, the Investor Warrants or the Warrant Shares as contemplated by the Transaction Documents.

(y)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)            No Additional Agreements.  The Company has no agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa)          Foreign Corrupt Practices Act.  Neither Company nor any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(bb)          OFAC. Neither the Company nor any of its Subsidiaries, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(cc)           Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd)          Disclosure.  Neither the Company nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company or its businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company and its businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including its representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Company or any Person acting on the Company’s behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ee)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares and the Investor Warrants.

(ff)            Escrow Shares. The Make Good Pledgor is the sole record and beneficial owners of the Escrow Good Shares, and hold such shares free and clear of all Liens.

(gg)          Additional PRC Representations and Warranties.

(i)            All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company and the Subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii)           All filings and registrations with the PRC governmental authorities required in respect of the Company and the Subsidiaries and their operations have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)          The Company and the Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities.  There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any of their respective equity interests.

(iv)          Neither the Company nor any Subsidiary is in receipt of any letter or notice from any relevant PRC governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v)           The Company and the Subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any Subsidiaries’ business which is subject to periodic renewal, neither the Company nor such Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi)          With regard to employment and staff or labor, the Company and the Subsidiaries have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

Each Investor acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2.           Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a)           Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each Transaction Document executed by such Investor has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Shares and the Investor Warrants as principal for its own account and not with a view to or for distributing or reselling such Shares or Investor Warrants or any other Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Shares and the Investor Warrants hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Investor Status.  At the time such Investor was offered the Shares and the Investor Warrants, it was, and at the date hereof it is, and as of the Closing Date it will be, (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares and the Investor Warrants.  Such Investor acknowledges that an investment in the Shares and the Investor Warrants is speculative and involves a high degree of risk.

(d)           General Solicitation.  Such Investor is not purchasing the Shares or the Investor Warrants as a result of any advertisement, article, notice, meeting, or other communication regarding the Shares or the Investor Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Investor Warrants and the merits and risks of investing in the Shares and the Investor Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)            Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or the Placement Agent regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)           Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Shares and the Investor Warrants pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)           Rule 144.  Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances.  Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)            Financial Risks. The Investor acknowledges that the Investor is able to bear the financial risks associated with an investment in the Shares and the Investor Warrants being purchased by the Investor from the Company and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Shares and Investor Warrants being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Shares and Investor Warrants being purchased by the Investor from the Company.

(j)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by any Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the other Transaction Documents based upon arrangements made by or on behalf of the Investor.

(k)           General.  Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.  Such Investor understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transferability; Certificate.  (b)  The Securities (as defined in Section 4.1(c)) may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated by Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Certificates evidencing Securities (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(d):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities or Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)           Certificates evidencing the Shares, the Conversion Shares, the Investor Warrant, the Warrant Shares or any Escrow Shares released to Investors (collectively, the “Securities”), shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) in the event of a sale of such Securities, while a registration statement (including the Registration Statement) covering such Securities is then effective and a prospectus meeting the requirements of Section 10 of the Securities Act is available (provided, however, that the Company reserves the right to issue stop transfer instructions to the transfer agent (with a copy to the Investors) with respect to the Securities in the event the Registration Statement with respect to the Securities is no longer current), or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144.  If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2           Furnishing of Information.  As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and the Investor Warrants in a manner that would require the registration under the Securities Act of the sale of the Shares and the Investor Warrants to the Investors, or that would be integrated with the offer or sale of the Shares and the Investor Warrants for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares and the Investor Warrants to the Investors.

4.4           Subsequent Registrations.  The Company may not file any registration statement (other than on Form S-8 or Form S-4) with the Commission with respect to any securities of the Company prior to the time that all Registrable Securities are registered pursuant to one or more effective Registration Statement(s), and the prospectuses forming a portion of such Registration Statement(s) is available for the resale of all Registrable Securities.

4.5           Securities Laws Disclosure; Publicity.  By 5:00 p.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing (including, without limitation, details with respect to the make good provision and thresholds contained in Section 4.12 herein).  On the fourth Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the fourth Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.6 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.7           Indemnification of Company Entities.  In addition to the indemnity provided in the Registration Rights Agreement, each Investor, severally and not jointly, will indemnify and hold the Company Entities and their directors, officers, shareholders, partners, employees and agents (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by such Investor in any Transaction Document.  In addition to the indemnity contained herein, such Investor will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8           Non-Public Information.  The Company covenants and agrees that neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9           Listing of Shares.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10         Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for general corporate purposes, including working capital and other growth initiatives.

4.11         Further Assurances.  Each Investor will, the Company will, and the Company will cause its management to, use their respective reasonable best efforts to satisfy all of the closing conditions under Section 5.1, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, each Investor signatory will, and the Company will, and the Company will cause its management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.12         Make Good Shares.

(a)           At the Closing, upon the execution of the Securities Escrow Agreement, the Make Good Pledgor shall deliver to the Securities Escrow Agent a stock certificate or stock certificates evidencing shares of Common Stock equal to the number of Shares issued at the Closing (collectively, the “Escrow Shares”).  All Escrow Shares shall be accompanied by stock powers executed in blank with signature medallion guaranteed.

(b)           If the EBIT for the fiscal year ended December 31, 2010 as reported in the 2010 Annual Report (the “2010 Actual EBIT”) is less than $7,000,000 (the “2010 Guaranteed EBIT”), then the holders of Shares (“Holders”) shall be entitled to receive on a “pro rata” basis some or all of the Escrow Shares as follows:

If the percentage determined by dividing the 2010 Actual EBIT by the 2010 Guaranteed EBIT is:

 (i)             less than one hundred percent (100%), but at least ninety-five percent (95%), then five percent (5%) of the Escrow Shares shall be released to the Investors;

 (ii)            less than ninety-five percent (95%), but at least eighty-five percent (85%), then twenty-five percent (25%) of the Escrow Shares shall be released to the Investors;

 (iii)           less than eighty-five percent, but at least sixty-five percent (65%), then fifty percent (50%) of the Escrow Shares shall be released to the Investors;

 (iv)           less than sixty-five percent (65%), but at least fifty percent (50%), then seventy-five percent (75%) of the Escrow Shares shall be released to the Investors; and

 (v)           less than fifty percent (50%), then one hundred percent (100%) of the Escrow Shares shall be release to the Investors.

(c)           If the EBIT for the fiscal year ended December 31, 2011 as reported in the 2011 Annual Report (the “2011 Actual EBIT”) is less than $9,000,000 (the “2011 Guaranteed EBIT”), then the Holders shall be entitled to receive on a “pro rata” basis some or all of the Escrow Shares that remain in escrow at such time (the “Remaining Escrow Shares”), as follows:

If the percentage determined by dividing the 2011 Actual EBIT by the 2011 Guaranteed EBIT is:

 (i)             less than one hundred percent (100%), but at least ninety-five percent (95%), then five percent (5%) of the Remaining Escrow Shares shall be released to the Investors;

 (ii)            less than ninety-five percent (95%), but at least eighty-five percent (85%), then twenty-five percent (25%) of the Remaining Escrow Shares shall be released to the Investors;

 (iii)           less than eighty-five percent, but at least sixty-five percent (65%), then fifty percent (50%) of the Remaining Escrow Shares shall be released to the Investors;

 (iv)           less than sixty-five percent (65%), but at least fifty percent (50%), then seventy-five percent (75%) of the Remaining Escrow Shares shall be released to the Investors; and

 (v)            less than fifty percent (50%), then one hundred percent (100%) of the Remaining Escrow Shares shall be release to the Investors.

If the 2011 Actual EBIT is greater than or equal to the 2011 Guaranteed EBIT, then all of the Remaining Escrow Shares shall be released to the Make Good Pledgor.

(d)           Within 10 Business Days after the final determination of the number of Escrow Shares to which the Holders are entitled calculated in the manner set forth above, the Placement Agent and the Company shall give joint written instructions to the Securities Escrow Agent to, and upon receipt of such written instructions the Securities Escrow Agent shall, within five Business Days after receipt of such instructions deliver to the Holders on a “pro rata” basis such number of Escrow Shares as are set forth in such instructions.  If less than all of the Remaining Escrow Shares are delivered to the Holders, the Securities Escrow Agent shall return the undistributed Remaining Escrow Shares to the Make Good Pledgor pursuant to the joint instructions of the Placement Agent and the Company.  For purposes of this Section “pro rata” means the percentage that the number of shares of Preferred Stock held by a Holders bears to the total outstanding shares of Preferred Stock.  Notwithstanding anything to the contrary set forth herein, in the event of the conversion of shares of Preferred Stock, the shares of Preferred Stock so converted shall remain outstanding for the purpose of receiving distribution of Escrow Shares pursuant to this Section.

(e)           The determination regarding the number and the distribution, if any, of the Escrow Shares to be distributed to the Holders pursuant to Section 4.12(b) shall be made by the Company and the Placement Agent within 10 Business Days after the date the Company is required to file its 2010 Annual Report with the Commission (after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act).  In the event that the Company does not file its 2010 Annual Report with the Commission within 60 days after the date such filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act, all of the Escrow Shares shall be delivered to the Holders on a pro rata basis within 10 Business Days following the expiration of such 60 day period.

(f)            The determination regarding the number and the distribution, if any, of the Remaining Escrow Shares to be distributed to the Holders pursuant to Section 4.12(c) shall be made by the Company and the Placement Agent within 10 Business Days after the date the Company is required to file its 2011 Annual Report with the Commission (after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act).  In the event that the Company does not file its 2011 Annual Report with the Commission within 60 days after the date such filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act, all of the Remaining Escrow Shares shall be delivered to the Holders on a pro rata basis within 10 Business Days following the expiration of such 60 day period.

(g)           In the event that the Company and the Placement Agent cannot agree on the number of the Escrow Shares or Remaining Escrow Shares, as the case may be, to which the Holders are entitled within the 10 Business Day period provided in clauses (e) or (f) above, then the Company shall select a nationally-recognized, independent accounting firm registered with the Public Company Accounting Oversight Board (the “Independent Expert”) and the Company and the Placement Agent shall jointly retain and refer their disagreements for final determination to the Independent Expert.  The Company and the Placement Agent shall instruct the Independent Expert promptly to review this Section 4 and to determine (i) 2010 Actual EBIT or 2011 Actual EBIT, as the case may be, based solely on the terms of this Agreement and (ii) the number of the Escrow Shares or Remaining Escrow Shares, as the case may be, to which the Holders are entitled, if any.  The Company and the Placement Agent shall request that the Independent Expert deliver to the Company and the Placement Agent, as promptly as practicable but in no event later than twenty (20) calendar days after its retention, a report that sets forth its calculation of 2010 Actual EBIT or 2011 Actual EBIT, as the case may be, and its determination of the number of the Escrow Shares or Remaining Escrow Shares, as the case may be, to which the Holders are entitled, if any.  The decision of the Independent Expert shall be final, conclusive and binding on the parties.  The costs and expenses of the Independent Expert shall be borne by the Company.  Each of the Company and the Placement Agent agrees to promptly execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities by the Company and the Make Good Pledgor in favor of the Independent Expert.

(h)           Notwithstanding anything to the contrary set forth herein, only Holders as of the date of any release of Escrow Shares shall be entitled to their pro rata portion of the Escrow Shares to be released at such time calculated based on their ownership interest at the time when the applicable Escrow Shares become deliverable hereunder.

(i)            If any term or provision of this Section 4.12 contradicts or conflicts with any term or provision of the Securities Escrow Agreement, the terms of the Securities Escrow Agreement shall control.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Investors to Purchase Shares and Investor Warrants.  The obligation of each Investor to acquire Shares and Investor Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)           Company Agreements.  The Company shall have delivered or cause to be delivered:

 (i)            The Closing Escrow Agreement, duly executed by the Company, the Placement Agent and the Closing Escrow Agent;

 (ii)           The Securities Escrow Agreement, duly executed by the Company, the Make Good Pledgor and the Securities Escrow Agent; and

 (iii)          The Registration Rights Agreement, duly executed by the Company;

(f)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(g)           Deposit of Escrow Shares.  The Make Good Pledgor shall have deposited the Escrow Shares into escrow in accordance with the Securities Escrow Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent); and

(h)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2           Conditions Precedent to the Obligations of the Company to Sell Shares and Investor Warrants.  The obligation of the Company to sell Shares and Investor Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investor Deliverables.  Each Investor shall have executed and delivered each of the Transaction Documents to which it is a party and shall have delivered a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement); and

(e)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.

MISCELLANEOUS

6.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2           Entire Agreement.  The Transaction Documents, together with the Exhibits, Appendix A and Appendix B, and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile.  The address for such notices and communications shall be as follows:

If to the Company:	GHN Agrispan Holding Company 402 M, No. 16 Xinfeng 3rd Road Xiamen City, PRC Facsimile: (86)05925738806 Attn.: President

With a copy to:	Reed Smith LLP 355 Grand Avenue, Suite 2900 Los Angeles, CA 90071 Facsimile: (213) 457-8080 Attention: Allen Z. Sussman, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to:	National Securities Corporation 330 Madison Avenue, 18th Floor New York, NY 10017 Facsimile: (212) 380 2828 Attention.: Jonathan C. Rich

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the then outstanding shares of Preferred Stock issued pursuant to this Agreement.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5           Termination.  This Agreement may be terminated as to any Investor prior to Closing as follows:

(a)           by written agreement of any Investor (as to itself but no other Investor) and the Company, a copy of which shall be delivered to the Closing Escrow Agent; and

(b)           by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a) or 6.5(b), each Investor shall have the right to a return of up to its entire Investment Amount, without interest or deduction.  The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount.

In the event of a termination pursuant to this Section 6.5, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the subscribers for the majority in interest of the Shares (or, after the Closing, consent of the Investors, including any of their successor or assigns, holding a majority in interest of the Shares).  Any Investor may assign any or all of its rights under the Transaction Documents to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions thereof that apply to the “Investors.”

6.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party and Company Party).

6.9             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.10           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and the Investor Warrants.

6.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or electronic portable document format such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic portable document format signature page were an original thereof.

6.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, such notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14           Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares and Investor Warrants pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares and Investor Warrants or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18           Limitation of Liability.  Notwithstanding anything herein to the contrary, each party acknowledges and agrees that the liability of a party arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such party, and that no trustee, officer, other investment vehicle or any other Affiliate of such party or any investor, shareholder or holder of shares of beneficial interest of such party shall be personally liable for any liabilities of such party.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GHN AGRISPAN HOLDING COMPANY

By:	/s/
Name
Title

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[SIGNATURE PAGES FOR INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:
Investment Amount:
Tax ID No.:

ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:

Appendix A	Schedule of Investors
Appendix B	Disclosure Schedules
Exhibit A	Form of Investor Warrant
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Closing Escrow Agreement
Exhibit D	Certificate of Designation
Exhibit E	Securities Escrow Agreement